   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934 (Amendment No. __)

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NEW CONCEPT ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEW CONCEPT ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 10, 2018

New Concept Energy, Inc. will hold its Annual Meeting of Stockholders on Wednesday, October 10, 2018, at 10:30 a.m., local Dallas, Texas time, at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234. The purpose of the meeting is to consider and act upon:

• Election of a Board of four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

• Ratification of the selection of Swalm & Associates, P.C. as the independent registered public accounting firm.

• Approval of issuance of 3,000,000 new shares of Common Stock, par value $0.01 per share, to Realty Advisors, Inc. for cash to increase stockholders’ equity.

• Such other matters as may properly be presented at the Annual Meeting.

Only Stockholders of record at the close of business on Friday, August 31, 2018, will be entitled to vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope provided. Your completed proxy will not prevent you from attending the meeting and voting in person should you choose.

Dated: September 4, 2018

By order of the Board of Directors,

Gene S. Bertcher, President

__________________________

This Proxy Statement is available at www.newconceptenergy.com.

Among other things, the Proxy Statement contains information regarding:

· The date, time and location of the meeting

· A list of the matters being submitted to Stockholders

· Information concerning voting in person

NEW CONCEPT ENERGY, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 10, 2018

The Board of Directors of New Concept Energy, Inc. (the “Company”or “we” or “us”) is soliciting proxies to be used at the Annual Meeting of Stockholders following the fiscal year ended December 31, 2017 (the “Annual Meeting”). Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on September 5, 2018. The mailing address of the Company’s principal executive offices is 1603 LBJ Freeway, Suite 300, Dallas, Texas 75234.

About the Meeting

Who Can Vote

Record holders of Common Stock and Series B Preferred Stock of the Company at the close of business on Friday, August 31, 2018 (the “Record Date”), may vote at the Annual Meeting. On that date, 2,131,935 shares of Common Stock and 559 shares of Series B Preferred Stock were outstanding. Each share is entitled to cast one vote.

How Can You Vote

If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposal to ratify the selection of auditors.

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR all three Proposals 1, 2 and 3.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (a) delivering a written notice of revocation to the Corporate Secretary, (b) delivering another proxy that is dated later than the original proxy, or (c) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

Vote Required

The holders of a majority of the shares entitled to vote who are either present in person or represented by a proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. As of August 31, 2018, there were 2,131,935 shares of Common Stock and 559 shares of Series B Preferred Stock issued and outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least 1,065,968 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed. If the broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

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A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the other two proposals, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the proposal will be required for approval. An abstention with respect to such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you received multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Other Matters to be Acted Upon at the Annual Meeting

We do not know of any other matters to be validly presented or acted upon at the Annual Meeting. Under our Bylaws, no business besides that stated in the Annual Meeting Notice may be transacted at any meeting of stockholders. If any other matter is presented at the Annual Meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Available Information

Our internet website address is www.newconceptenergy.com. We make available free of charge through our website our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (the “SEC”). In addition, we have posted the Charters of our Audit Committee, Compensation Committee, and Governance and Nominating Committee, as well as our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and Corporate Governance Guidelines on Director Independence, all under separate headings. These charters and principles are not incorporated in this instrument by reference. We will also provide a copy of these documents free of charge to stockholders upon written request. The Company issues Annual Reports containing audited financial statements to its common stockholders.

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Multiple Stockholders Sharing the Same Address

The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to house holding, you must contact your broker, bank or other nominee.

If you hold shares of common stock in your own name as a holder of record, house holding will not apply to your shares.

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to New Concept Energy, Inc., Attention: Investor Relations, 1603 LBJ Freeway, Suite 300, Dallas, Texas 75234 or call (800) 400-6407.

Questions

You may call our Investor Relations Department at 800-400-6407 if you have any questions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

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Corporate Governance and Board Matters

The affairs of the Company are managed by the Board of Directors. The Directors are elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serve until the next annual meeting of stockholders or until a successor has been elected or approved.

Current members of the Board

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Gene S. Bertcher
Dan Locklear	Chair	✓	✓
Victor Lund	✓	✓	Chair
Raymond D. Roberts, Sr.	✓	Chair	✓

Role of the Board’s Committees

The Board of Directors has standing Audit, Governance and Nominating, and Compensation Committees.

Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. The charter of the Audit Committee was adopted on December 12, 2003, and is available on the Company’s Investor Relations website (www.newconceptenergy.com). The Audit Committee was initially formed on December 12, 2003. All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the NYSE American (formerly, the American Stock Exchange) and the Company’s Corporate Governance Guidelines. Mr. Locklear, a member and Chair of the Committee, is qualified as an “audit committee financial expert” within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE American. All of the members of the Audit Committee meet the independence and experience requirements of the listing standards of the NYSE American. The Audit Committee met four times in 2017.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee was adopted on October 20, 2004, and is available on the Company’s Investor Relations website (www.newconceptenergy.com). The Governance and Nominating Committee was initially formed on October 20, 2004. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the NYSE American and the Company's Corporate Governance Guidelines. The Governance and Nominating Committee met two times in 2017.

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Compensation Committee. The Compensation Committee is responsible for overseeing the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations and to monitor the development and implementation of succession plans for the principal executive officer and other key executives and make recommendations to the Board with respect to such plans. The charter of the Compensation Committee was adopted on October 20, 2004, and is available on the Company’s Investor Relations website (www.newconceptenergy.com). The Compensation Committee was initially formed on October 20, 2004. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE American and the Company’s Corporate Governance Guidelines. The Compensation Committee is to be comprised of at least three directors who are independent of management and the Company. The Compensation Committee met one time in 2017.

Presiding Director

On November 8, 2011, the Board created a new position of Presiding Director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The Presiding Director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and perform other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. The nonmanagement members of the Board designated Dan Locklear to serve in this position until the Company’s annual meeting of stockholders to be held following the fiscal year ended December 31, 2017 (i.e., this meeting).

Selection of Nominees for the Board

The Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the Committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company's bylaws relating to stockholder nominations.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

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• the ability of the prospective nominee to represent the interests of the stockholders of the Company;

• the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

• the prospective nominee's ability to dedicate sufficient time, energy and, attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines;

• the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

• the extent to which the prospective nominee helps the Board reflect the diversity of the Company's stockholders, employees, customers, guests and communities; and

• the willingness of the prospective nominee to meet any minimum equity interest holding guideline.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Bylaws of the Company provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if one hundred twenty (120) days prior written notice of such stockholders’ intention to make such nomination has been delivered personally to, or has been mailed to and received by the Board of Directors at the principal office of the Company with a copy to the President and Secretary of the Company. If a stockholder has a suggestion for candidates for election, the stockholder should follow this procedure. Each notice from a stockholder must set forth (i) the name and address of the stockholder who intends to make the nomination and the name of the person to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming those persons) pursuant to which the nomination is to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules, and (vi) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

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Determinations of Director Independence

In October 2004, the Board enhanced its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the American Stock Exchange. The full text of the Guidelines can be found in the Investor Relations section of the Company's website (www.newconceptenergy.com). A copy may also be obtained upon request from the Company's Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in December 2017. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the then directors, Messrs. Huffstickler, Locklear, Lund and Roberts, are each independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

Directors’ Service for Other Publicly Held Entities

Raymond D. Roberts, Sr. serves as a member of the Audit Committee of this Company as well as three other corporations which are part of a consolidated group for financial statement reporting purposes, all of which are involved in another industry, the common stock of each of which is listed and available for trading on the NYSE and/or NYSE American, thus making four entities for which Mr. Roberts serves in a similar capacity. The Board has determined, after discussion, that the fact that three of the entities are part of a consolidated group requires Mr. Roberts to be familiar with the financial reporting requirements and standards of each of those entities due to the fact of consolidation and does not create an additional burden upon Mr. Roberts but also confers a benefit on each of those three entities, as it may well save on Mr. Roberts’ time and responsibility. This entity (and the other three consolidated entities) has no specific policy or prohibition upon Mr. Roberts’ or any other person’s service to any other publicly held entities, but the members of this Board periodically review other relationships among Committee and Board members with other independent entities to ensure that no conflict exists and, in fact, have confirmed that Mr. Roberts’ service to other entities in other industries benefits the expertise of Mr. Roberts and the Company.

Board Meetings During Fiscal 2017

The Board met six times during fiscal 2017. Each director attended 75% or more of the meetings of the Board and Committees on which he served. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy an attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he is a member. In addition, the independent directors met in executive session four times during fiscal 2017.

Directors’ Compensation

Each nonemployee director currently receives an annual retainer of $2,500 plus a meeting fee of $2,000 plus reimbursement for expenses. The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company/business related expenses. Directors who are also employees of the Company receive no additional compensation for service as a director.

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During 2017, $42,000 was paid to the nonemployee directors in total directors’ fees for all services, including the annual fee for service during the period from January 1, 2017, through December 31, 2017. Those fees received by directors were James E. Huffstickler, who resigned on October 20, 2017 ($10,500), Dan Locklear ($10,500), Victor Lund ($10,500) and Raymond D. Roberts, Sr. ($10,500).

Stockholders’ Communication with the Board

Stockholders and other parties interested in communicating directly with the presiding director or with the nonmanagement directors as a group may do so by writing to Dan Locklear, Director, P.O. Box 830163, Richardson, Texas 75083-0160. Effective October 20, 2004, the Governance and Nominating Committee of the Board also approved a process for handling letters received by the Company and addressed to members of the Board but received at the Company. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees (including those of the contractual advisor). In addition, on October 20, 2004, the Company adopted a code of ethics entitled “Code of Ethics for Senior Financial Officers” that applies to the principal executive officer, president, principal financial officer, chief financial officer, the principal accounting officer and controller. The text of both documents is available on the Company's Investor Relations website (www.newconceptenergy.com). The Company intends to post amendments to or waivers from its Code of Ethics for Senior Financial Officers (to the extent applicable to the Company's chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Compliance With Section 16(a) of Reporting Requirements

Section 16(a) under the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons holding 10% or more of the Company’s shares of Common Stock are required to report their ownership of the Company’s shares of Common Stock and any changes in that ownership to the SEC on specified report forms. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during each fiscal year. All of these filing requirements were satisfied by the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2017. In making these statements, the Company has relied upon the written representations of its directors and executive officers and the holders of 10% or more of the Company’s Common Stock and copies of the reports that each has filed with the SEC.

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Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of the close of business on August 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class
None	None	None

Realty Advisors, Inc., a Nevada corporation and the purchaser under the “Purchase Agreement,” which is the subject of Proposal 3, is the owner and holder of 60,000 shares of Common Stock (2.81% of the outstanding). Assuming the approval of Proposal 3 and the issuance of 3,000,000 shares of Common Stock of the Company to Realty Advisors, Inc., it would then hold 3,060,000 shares (approximately 59% of the then outstanding shares). See Proposal 3 below.

Security Ownership of Management

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of the Company as of the close of business on August 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Approximate Percent of Class**
Gene S. Bertcher	-	0%
Dan Locklear	-	0%
Victor L. Lund	-	0%
Raymond D. Roberts, Sr.	-	0%
All directors and executive officers as a group (4 people)	-	0%

_____________________________

* “Beneficial Ownership” means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security, or any combination thereof.

** Percentages are based upon 2,131,935 shares of Common Stock outstanding at August 31, 2018.

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PROPOSAL 1

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. Each director elected will hold office until the Annual Meeting following the fiscal year ending December 31, 2018. All of the nominees for director are now serving as directors. Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. If any director is unable to stand for reelection, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute director.

James E. Huffstickler, 74, a director of the Company since December 2003, resigned, effective October 20, 2017. He is retired and previously served as the Chief Financial Officer of Sunchase American, Ltd., a multistate property management firm, for more than 22 years. He has been a certified public accountant since 1976. Following Mr. Huffstickler’s resignation, the committees of the Board of Directors were restructured.

The nominees for election as directors at the Annual Meeting are listed below, together with their ages, terms of service, all positions and offices with the Company, other principal occupations, business experience and directorships with other companies during the last five years or more. No family relationship exists among any of the directors or executive officers of the Company. The designation “affiliated” when used below with respect to a director means that the director is an officer, director or employee of the Company.

Gene S. Bertcher, age 69, (Affiliated) Director since November 1989 to September 1996 and since June 1999

Mr. Bertcher was elected President and Chief Financial Officer effective November 1, 2004. He was elected Chairman and Chief Executive Officer in December 2006. He relinquished the position of President in September 2008 and was reelected President in April 2009. From January 3, 2003 until that date he was also Chief Executive Officer. Mr. Bertcher has been Executive Vice President, Chief Financial Officer and Treasurer of the Company (November 1989 to November 2004). He has been a certified public accountant since 1973. Mr. Bertcher is also Executive Vice president (since February 2008) and Chief Financial Officer (since November 2, 2009) of American Realty Investors, Inc., a Nevada corporation (“ARL”) which has its common stock listed and traded on the New York Stock Exchange (“NYSE”), Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”) which also has its common stock listed and traded on the NYSE and Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOR”) which has its common stock listed and traded on the NYSE American. All of ARL, TCI and IOR are Dallas, Texas based real estate entities; prior to May 2008 and from February 2008 to April 2008, he was also Interim Chief Financial Officer of ARL, TCI and IOR. Until November 1989, Mr. Bertcher was a partner in Grant Thornton, LLP having served as Chairman of its National Real Estate and Construction Committee.

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Dan Locklear, age 64, (Independent) Director since December 2003

Mr. Locklear has been Chief Financial Officer of Sunridge Management Group, a real estate management company, for more than five years. Mr. Locklear was formerly employed by Johnstown Management Company, Inc. and Trammel Crow Company. Mr. Locklear has been a certified public accountant since 1981 and a licensed real estate broker in the State of Texas since 1978.

Victor L. Lund, age 88, (Independent) Director since March 1996

Mr. Lund founded Wedgwood Retirement Inns, Inc. in 1977, which became a wholly owned subsidiary of the Company in 1996. For most of Wedgwood’s existence, Mr. Lund was Chairman of the Board, President and Chief Executive Officer, positions he held until Wedgwood was acquired by the Company. Mr. Lund is President and Chief Executive Officer of Wedgwood Services, Inc., a construction services company not affiliated with the Company.

Raymond D. Roberts, Sr., age 86, (Independent) Director since June 2015

Mr. Roberts was originally elected a director on June 17, 2015, by the Board to fill a vacancy; he was elected at the last Annual Meeting. He is retired. For more than five years prior to December 31, 2014, he was Director of Aviation of Steller Aviation, Inc., a privately held Nevada corporation, engaged in the business of aircraft and logistical management. Mr. Roberts has been (since June 2, 2016) a member of the Board of Directors of each of ARL, TCI and IOR.

The Board of Directors unanimously recommends a vote FOR

the election of all of the Nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Swalm & Associates, P.C. as the independent registered public accounting firm for New Concept Energy, Inc. for the 2018 fiscal year and to conduct quarterly reviews through September 30, 2018. The Company’s Bylaws do not require that stockholders ratify the appointment of Swalm & Associates, P.C. as the Company’s independent registered public accounting firm. Swalm & Associates, P.C. has served as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2008 through 2017. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year; however, it is not bound by the stockholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Swalm & Associates, P.C. will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Swalm & Associates, P.C. as the Company’s

independent registered public accounting firm.

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Fiscal Years 2016 and 2017 Audit Firm Fee Summary

The following table sets forth the aggregate fees for professional services rendered to the Company for the years 2016 and 2017 by the Company’s principal accounting firm, Swalm & Associates, P.C.:

Type of Fees	2016	2017
Audit Fees	$62,000	$67,000
Audit-Related Fees	—	—
Tax Fees	9,000	12,000
All Other Fees	—	—
Total Fees:	$71,000	$79,000

____________________________

All services rendered by the principal auditors are permissible under applicable laws and regulations and were preapproved by either the Board of Directors or the Audit Committee, as required by law. The fees paid the principal auditors for services as described in the above table fall under the categories listed below:

Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filing or engagements.

Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

All Other Fees. These are fees for other permissible work performed by the principal auditor that do not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.

Swalm & Associates PC did not render professional services to the Company in 2016 involving any financial information systems design and implementation.

Report of the Audit Committee

of the Board of Directors

The Audit Committee of the Board of Directors is composed of three directors, each of whom satisfies the requirements of independence, experience and financial literacy under the requirements of the NYSE American and the SEC. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

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The Audit Committee is responsible for, among other things:

• retaining and overseeing the independent registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

• reviewing the annual audit plan with management and the independent registered public accounting firm;

• preapproving any permitted non-audit services provided by our independent registered public accounting firm;

• approving the fees to be paid to our independent registered public accounting firm;

• reviewing the adequacy and effectiveness of our internal controls with management, internal auditors and the independent registered public accounting firm;

• reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with management and the registered public accounting firm; and

• approving our internal audit plan and reviewing reports of our internal auditors.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter which is available on our website at www.newconceptenergy.com.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors. The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee met four times during 2017. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include private sessions with the Company’s independent auditors without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. The Committee also meets senior management from time to time.

Management has the primary responsibility for the Company’s financial reporting process, including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent registered public accountants included in their report on the Committee’s financial statements.

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As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2017, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussions with the independent accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with Swalm & Associates, P.C. matters relating to its independence, including a review of audit and non-audit fees, and written disclosures from Swalm & Associates, P.C. to the Company pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services, provided by the independent accountants are compatible with the independent accountant’s independence. The Company also received regular updates on the amount of fees and scope of audit, audit related, and tax services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal controls, reviewed staffing levels and steps taken to implement recommended improvements in any internal procedures and controls.

Based on the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Board of Directors, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC. The Audit Committee and the Board of Directors have also selected Swalm & Associates, P.C. as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE

Raymond D. Roberts, Sr.	Dan Locklear	Victor Lund

Pre-Approval Policy for Audit and Non-Audit Services

Under the Sarbanes-Oxley Act of 2002 (the “SO Act”), and the rules of the SEC, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. The purpose of the provisions of the SO Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management. Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor

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do not impair the independence of the independent auditor. To implement the provisions of the SO Act, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to preapprove the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee adopted on March 22, 2004 a written pre-approval policy of audit and non-audit services (the “Policy”), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be preapproved. Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers pre-approval of audit services, audit related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning. At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. Typically, in addition to the generally preapproved services, other services would include due diligence for an acquisition that may or may not have been known at the beginning of the year. The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to preapprove services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF 3,000,000 SHARES

OF COMMON STOCK TO REALTY ADVISORS, INC.

The Company’s Common Stock is listed and traded on the NYSE American under the symbol “GBR.” In order to maintain that listing, the Company must comply with various policies of the NYSE American with respect to continued listing. The rules of the NYSE American provide generally that its Board of Directors may, in its discretion, at any time and without notice, suspend dealings in, or may remove any security from, listing or unlisted trading privileges. However, the NYSE American, as a matter of policy, only considers the suspension of trading in or removal from listing of a security when, in the opinion of the NYSE American, any one of five conditions exists with respect to an entity. Following the filing of the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2017 (the “2017 10-K”), by letter dated April 23, 2018, the Company was notified by NYSE Regulation that the Company’s 2017 10-K shows that the Company was below compliance with Section 1003(a)(i) and (ii) since the Company reported stockholders’ equity of $0.6 million as of December 31, 2017 and losses from continuing operations in three of its four most recent fiscal years ended December 31, 2017.

The letter was NYSE Regulation’s official notice of noncompliance with the NYSE American continued listing standards and required the Company to make a public announcement through news media (done April 26, 2018), contact the NYSE American to confirm receipt of such letter (done April 27, 2018) and submit a Plan to NYSE Regulation by May 23, 2018, advising of actions the Company will take to regain compliance by October 23, 2019, which plan should include specific milestones, quarterly financial projections and details related to any strategic initiatives. Part of the plan submitted by the Company to NYSE Regulation includes the sale of additional shares of its Common Stock to increase the level of stockholders’ equity to a level above that required by the continued listing standards of the NYSE American. This Proposal 3 listed below is part of that Plan to sell 3,000,000 shares of Common Stock at a price sufficient to increase stockholders’ equity of the Company above the required level. The principal reason that total stockholders’ equity of the Company was reduced to the level indicated at December 31, 2017 was the downward revision of reserve estimates (a noncash charge).

15

By letter dated July 9, 2018, NYSE Regulation advised that the plan submitted by the Company was approved and granted a plan period through October 23, 2019 to regain compliance with NYSE Regulation’s staff reviewing the Company periodically for compliance with the initiatives outlined in the plan. The July 9, 2018 letter also required the Company to issue a public announcement through news media (which was done).

Prior to the actual issuance of certificates representing 3,000,000 new shares of Common Stock, the potential issuance must be approved by the stockholders in accordance with Sections 705 and 713 of the NYSE American Company Guide in order for NYSE American to approve an application to list the additional shares to be issued. Section 713 of the NYSE American Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued when the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding Common Stock of 20% or more. The Company currently has 2,131,935 shares of Common Stock outstanding; issuance of 3,000,000 new shares exceeds the 20% rule.

Under Nevada law, the Board of Directors has the authority to issue shares of Common Stock of the Company in such amounts and for such consideration as the Board of Directors may deem appropriate under Section 78.211 of the Nevada General Corporation Law. The Board of Directors has already approved the proposed issuance as well as the execution by the Company of the Subscription Agreement and Letter of Investment Intent, effective as of May 22, 2018* (the “Purchase Agreement”), and recommended to the stockholders approval of such action. By virtue of the requirements of the NYSE American Company Guide, this Proposal 3 has been submitted to all stockholders of the Company for approval prior to consummation of the transaction and issuance of any shares. The actual issuance of share certificates representing the 3,000,000 shares of Common Stock to be issued to Realty Advisors, Inc. in exchange for the consideration of $1.50 per share (i.e., $4,500,000 cash) will not be effectuated until at least twenty (20) calendar days after the date of approval of this Proposal have elapsed, after which time, the actual share certificates covering 3,000,000 shares of Common Stock may only be issued to Realty Advisors, Inc. upon payment to the Company of the sum of $4,500,000.

____________________________

*       The Purchase Agreement is effective for accounting purposes (i.e., although it may not have been executed at that date, it may be treated for accounting purposes as though it was signed on that date) as of May 22, 2018, the date the Company received the subscription for the Shares; the Purchase Agreement was actually executed by the parties on May 23, 2018, following the approval by the Board of Directors of the Common Stock, but subject to stockholder approval.

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Recent Price Range of Common Stock

During the current calendar year of 2017 and 2018 through August 31, 2018, shares of Common Stock of the Company, which are listed on the NYSE American and traded under the symbol “GBR,” have traded at various prices. The following table sets forth the high and low sales prices as reported for the periods indicated in the reporting system of the NYSE American and other published financial sources.

Price Range of Common Stock

Period

Calendar Year 2017

1st Quarter Ended March 31, 2017

2nd Quarter Ended June 30, 2017

3rd Quarter Ended September 30, 2017

4th Quarter Ended December 31, 2017

Calendar Year 2018

1st Quarter Ended March 31, 2018

2nd Quarter Ended June 30, 2018

3rd Quarter Through August 31, 2018

High $2.70 $2.10 $1.54 $1.74 $2.45 $4.75 $12.75	Low $1.02 $1.32 $1.23 $1.20 $1.27 $1.23 $2.16

The following table sets forth the closing market prices of the Common Stock during the twenty trading days prior to May 22, 2018, the effective date of the Purchase Agreement.

Date	Close	Volume in Shares
April 23, 2018	$1.34	11,200
April 24, 2018	$1.36	26,700
April 25, 2018	$1.34	10,700
April 26, 2018	$1.32	26,200
April 27, 2018	$1.33	44,600
April 30, 2018	$1.31	24,600
May 1, 2018	$1.29	27,500
May 2, 2018	$1.32	33,600
May 3, 2018	$1.31	12,000
May 4, 2018	$1.38	327,200
May 7, 2018	$1.55	883,000
May 8, 2018	$1.40	199,400
May 9, 2018	$1.38	114,000
May 10, 2018	$1.39	36,200
May 11, 2018	$1.42	78,300

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May 14, 2018	$1.41	24,000
May 15, 2018	$1.32	24,500
May 16, 2018	$1.35	20,500
May 17, 2018	$1.37	48,100
May 18, 2018	$1.39	22,100
May 21, 2018	$1.42	15,700

Effective as of May 22, 2018, the Company entered into the Purchase Agreement with Realty Advisors, Inc., a Nevada corporation, covering the purchase by Realty Advisors, Inc. of 3,000,000 shares of Common Stock of the Company at a price of $1.50 per share (a total of $4,500,000).

Period of Abnormal Trading Volume

On several trading days, reliable published financial sources reported prices and volume of trading of the Company’s Common Stock which are not capable of explanation by the Company, as the volume of shares traded as reported far exceeded the number of shares outstanding of 2,131,935, yet few shares were actually transferred during the period as reported by the Transfer Agent. The trading and abnormal volumes are summarized in the table below for days reflecting volume in excess of the total number of outstanding shares of Common Stock of the Company.

Date	Open	High	Low	Close	Volume in Shares
June 28, 2018	3.05	3.60	1.71	1.72	8,941,500
June 29, 2018	1.69	4.75	1.53	4.22	18,649,600
July 2, 2018	5.90	12.17	5.84	8.90	15,939,700
July 3, 2018	12.00	12.00	4.00	4.11	10,408,300
July 5, 2018	5.03	6.25	4.52	4.95	5,786,100
July 6, 2018	4.76	5.35	4.20	4.26	1,923,000
July 9, 2018	4.15	4.21	3.24	3.31	1,226,000
July 10, 2018	3.32	4.40	3.31	3.88	4,277,200
July 17, 2018	3.47	4.50	3.12	3.20	6,822,000
July 25, 2018	2.65	3.40	2.52	2.92	2,930,700

The Company made inquiries of the “market maker” and others, reviewed the trades to the extent possible and searched (without success) for an answer to any reason for this kind of activity. The Company has no evidence of any reasonable answer.

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According to Forms 3 and 4 on file with the SEC, which can be accessed on www.sec.gov, MintBroker International Limited, an entity incorporated in the United Kingdom on May 15, 2015 (“MintBroker”), advised on June 29, 2018 that MintBroker beneficially owned 1,073,713 shares (50.36% of the current outstanding) of Common Stock of the Company. The closing price on the NYSE American of shares of Common Stock on June 29, 2018 was $4.22 per share. On July 2, 2018, MintBroker’s Form 4 advises that it sold or otherwise disposed of 114,576 shares of Common Stock of the Company at a price of $11.32 (a total of $1,636,600.30) and continued to own 959,137 shares on that date. On July 3, 2018, MintBroker’s Form 4 advises that it sold 959,137 shares of Common Stock of the Company at a price of $8.682 per share (a total of $8,327,227.40), retaining no shares at the end of such trading day. That would ultimately equate to a profit to MintBroker over potential cost of at least $5,093,158.90, assuming the acquisition price of the shares was $4.28 per share (unconfirmed). According to the Certificate of Incorporation of MintBroker (formerly named Swiss America Securities UK Limited), the sole director of MintBroker is Mr. Guy Gentile of Nassau, Bahamas and Putnam Valley, New York.

As noted in the table under the caption “Period of Abnormal Trading Volume,” on each of such days, the trading volume of shares of Common Stock of the Company far exceeded the entire number of shares issued and outstanding of 2,131,935 by over eight times on June 29, by over seven times on July 2 and by over five times on July 3, 2018. MintBroker’s activities during the period, unless some exemption is available, would fall squarely within the provisions of Section 16(b) under the Securities Exchange Act of 1934 (profits from purchase and sale of security within six months). Counsel for the Company has notified MintBroker by letter of the suspicious activity and demanded payment to the Company of the short-swing profits.

Rights of Exiting Holders; Dilution

The Shares of the Common Stock of the Company to be issued to Realty Advisors, Inc. are current shares of Common Stock without modification, and no difference will exist between the currently outstanding shares of Common Stock of the Company and the 3,000,000 shares to be issued. Each such share of Common Stock will continue to be subject only to one vote per share. The current shares of Common Stock are presently listed on the NYSE American. The Company intends to apply for additional listing and registration on such Exchange of the 3,000,000 shares of Common Stock to be issued after approval of this Proposal 3.

Although the rights of current holders of shares of Common Stock of the Company will not change after the issuance of 3,000,000 shares of Common Stock to Realty Advisors, Inc., such newly issued shares will ultimately comprise approximately 58.46% of the issued and outstanding Common Stock which will obviously dilute all existing stockholders and reduce the voting power of those current stockholders. The issuance of such 3,000,000 shares of Common Stock to Realty Advisors, Inc. may also have the following effects upon current stockholders and/or the value of the shares of Common Stock currently outstanding:

• Although Realty Advisors, Inc., as the holder of 3,000,000 shares of Common Stock will be restricted in its ability to resell shares for a period of time, any sales privately of substantial amounts of our Common Stock or in the public market or a perception that such sales may occur in the future may create a perception in the market place which causes the market price of the Common Stock to decline.

• The sale and issuance of 3,000,000 shares of Common Stock to a single holder may impair the Company’s ability to raise capital through the future sale of additional Common or Preferred stock in the future.

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• Although the Company’s Bylaws and Articles of Incorporation, as amended, currently contain provisions which could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board of Directors or provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders or others, the existence of a block of Common Stock representing an aggregate of approximately 58.46% of the outstanding shares of Common Stock may well have a chilling effect upon persons wishing to propose a “takeover” of the Company without the consent and support of the holders of the issued and outstanding Common Stock.

• The existence of what may be perceived as a “control” block of Common Stock of the Company may have some effect upon any third parties’ desires to purchase or sell the Company’s Common Stock.

• With a stockholder holding approximately 58.46% of the issued and outstanding shares and votes, the holder of 58.46% of the votes will be able to cause the approval of any matter submitted to the stockholders which requires approval of more than a majority but less than 75% of the votes without the votes of any other stockholders.

Information about Realty Advisors, Inc.

Realty Advisors, Inc. is a Nevada corporation, organized by Articles of Incorporation filed with the Secretary of State of Nevada on May 4, 1990; its sole stockholder is May Realty Holdings, Inc., a Nevada corporation. Mickey Ned Phillips is the sole director of Realty Advisors, Inc. The principal executive officers of Realty Advisors, Inc. are:

Name	Office
Daniel J. Moos	President
Gene S. Bertcher	Vice President and Treasurer
Louis J. Corna	Vice President and Secretary

Consideration for the Purchase of Shares

The Purchase Price of $1.50 per share under the Purchase Agreement was established by the Board of Directors of the Company through negotiation with representatives of the Purchaser. The $1.50 per share price is effectively 110% of the average closing price of the Company’s Common Stock on the NYSE American during the twenty trading days ending Friday preceding the date of the Purchase Agreement (May 22, 2018). The table on Page 17 sets forth the high and low sales prices during calendar quarterly periods during 2017 and 2018. The Company’s Common Stock traded at a range of $1.61 per share on January 2, 2018, to a low of $1.29 per share on May 1, 2018, to a closing price of $1.42 on May 21, 2018. The Company’s Common Stock is presently held by approximately 460 holders of records. The Company does not have an explanation for the volatility of the price range of the Company’s Common Stock after May 22, 2018 - see “Period of Abnormal Trading Volume” above.

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Use of Proceeds

The Company expects to utilize approximately $4,500,000 of the net proceeds from the sale of issuance of 3,000,000 shares of Common Stock to Realty Advisors, Inc. to pay for existing trade payables and current liabilities from the Company’s activities during 2018 and to fund the first development well in a four-well package, at $370,000 per well. The balance of $4,000,000 is expected to be utilized in the future to pay for development costs and preparation for drilling and/or actual drilling of development wells on acreage held by the Company and its subsidiaries. However, no definitive determination has been made concerning the expenditures or use of the balance of the proceeds of $4,000,000 from the sale of Common Stock. At such time as same is received in exchange for the issuance of certificates representing such 3,000,000 shares (which will not occur until after approval of this Proposal by stockholders and after approval by the NYSE American of an additional listing application and a period of some twenty-one days shall have lapsed), the expectation of the Company is to invest the remainder of such net proceeds and hold same as working capital for the Company.

Change of Control

At the time of issuance of such 3,000,000 shares of Common Stock to Realty Advisors, Inc., a “deemed” change of control will occur. See the table on page 9 for information about the resulting percentage ownership of Common Stock of the Company by various individuals and groups. At the time of its issuance of the 3,000,000 shares of Common Stock to Realty Advisors, Inc., it will control, in the aggregate, approximately 58.46% of the Common Stock of the Company.

Realty Advisors, Inc. is currently the holder of only 60,000 shares of Common Stock of the Company, has one person who is a common officer with the Company, has a subsidiary which has leased office space and provided services to the Company and may be deemed to be a “Related Party” for accounting purposes. If the transaction which is the subject of Proposal 3 is approved and consummated, Realty Advisors, Inc. will become an “Affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company.

Voting Power of Management; Vote Required

Approval of this Proposal 3 requires only the affirmative vote by the holders of a majority of the shares of Common Stock present at a meeting once a quorum is established.

Certain Pro Forma Information

A pro forma balance sheet and pro forma statement of earnings is not presented herein because such pro forma statements would not be materially different than the combined historical balance sheet and statement of earnings contained in the Company’s Form 10-Q for the quarter ended March 30, 2018, except that the components of the stockholders’ equity section would be changed and pro forma primary earnings per share would be given. Pro forma stockholders’ equity and pro forma primary earnings per share are presented below.

The following table sets forth the approximate pro forma consolidated book value per share of Common Stock after giving effect to the issuance of 3,000,000 additional shares of Common Stock based on the audited balance sheet of the Company as at December 31, 2017, and the unaudited balance sheet of the Company at June 30, 2018, and that the total outstanding, after giving effect to such issuance, would be 5,131,935 shares of Common Stock:

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Pro Forma Consolidated Book Value Per Share of Common Stock Outstanding

	12/31/17	06/30/18
Before Issuance (1) . . . . . . . . . .	$0.31	$0.25
After Issuance (2) . . . . . . . . . . .	$0.124	$0.10

___________________________

(1)       Based on 2,036,935 shares of Common Stock issued and outstanding.

(2)       Based on 5,131,935 shares of Common Stock issued and outstanding.

In the foregoing table, the reduction in pro forma book value per share of Common Stock after the issuance results solely from the issuance of the additional shares.

The following table sets forth the approximate pro forma primary net earnings per share of Common Stock before and after such exchange.

Pro Forma Primary Earnings Per Share of Common Stock

	12/31/17	06/30/18
Before Issuance (1) . . . . . . . . . .	($1.59)	($0.14)
After Issuance (2) . . . . . . . . . . .	($0.632)	($0.058)

___________________________

(1)       Based on 2,036,935 shares of Common Stock issued and outstanding.

(2)       Based on 5,131,935 shares of Common Stock issued and outstanding and assuming the 3,000,000 shares were sold at the beginning of each period presented and the funds received by the Company were invested at 3% per annum.

The following table sets forth the capitalization of the Company at June 30, 2018 and the pro forma capitalization of the Company as adjusted as of such date to reflect the exchange:

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(Amounts in Thousands)

	6/30/2018	As Adjusted to Reflect Change
Accounts Payable and Accrued Expenses
Liabilities Held for Sale
Current Liabilities	$396	$590
Other Liabilities – Long Term Debt	$2,999	$2,999
Total Liabilities	$3,395	$3,395

Stockholders’ Equity
Preferred Stock, Series B	1	1
Common Stock	21	25
Additional Paid-In Capital	59,000	64,470
Accumulated Deficit	(58,523)	(58,523)
Total Stockholders’ Equity	$499	$5,973

Total Liabilities and Equity	$3,894	$9,368

The Board of Directors unanimously recommends a vote FOR approval of the issuance of 3,000,000 shares of Common Stock to Realty Advisors, Inc.

EXECUTIVE COMPENSATION

The Company has few employees, and no payroll or benefit plans and pays compensation to only one executive officer. The following tables set forth the compensation in all categories paid by the Company for services rendered during the fiscal years ended December 31, 2017, 2016, and 2015, by the Principal Executive Officer of the Company and to the other executive officers and Directors of the Company, whose total annual salaries in 2017 exceeded $100,000, the number of options granted to any of such persons during 2017 and the value of the unexercised options held by any of such persons on December 31, 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Gene S. Bertcher (1) Chairman, President & Chief Financial Officer	2017 2016 2015	$56,500 $53,650 $107,300	– – –	– – –	– – –	– – –	– – –	– – –	$107,300 $107,300 $107,300

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(1)       Commencing in February 2008, on a then interim basis, three other publicly held entities (Income Opportunity Realty Investors, Inc., Transcontinental Realty Investors, Inc., and American Realty Investors, Inc., each of which have the same contractual advisor, now Pillar Income Asset Management, Inc. [“Pillar”]) arranged with the Company for accounting and administrative services of the Company, specifically Gene S. Bertcher, who is a certified public accountant and had a long history in the industry in which such entities were engaged. At the time, the Company, through Bertcher, was also providing accounting and administrative services to other entities on a fee based arrangement to assist those entities when the Company had excess capacity and personnel to provide accounting services. Commencing February 2008, Mr. Bertcher was elected as Officer and Chief Financial Officer of each of IOR, TCI, and ARL. As a compensation arrangement evolved over time, the three entities agreed to reimburse the Company for one half of the gross compensation and related expenses of Bertcher at the Company and, from and after December 31, 2010, arranged to provide office space for Mr. Bertcher and certain other Company personnel rather than requiring operating out of two separate locations. Beginning January 1, 2011, the Company’s accounting department moved into offices maintained by the contractual advisor of the three entities, and the Company was then allowed the use of certain administrative services, such as space on the contractual advisor’s computer server, use of copiers, telephone services, and other related items. The Company has not been charged for the use of such office space, computer services, telephone service, or other day-to-day cost of operating an office. Each of the three entities effectively split the cost, generally, one third each. ARL (together with subsidiaries) owns in excess of 80% of the Common Stock of TCI, and TCI, in turn, owns in excess of 80% of the Common Stock of IOR. The arrangement renews on an annual basis and is terminable on sixty (60) days written notice. For purposes of the table set forth above, the net cost to the Company is 25% to 50% of the salary amount for each year. The amount reflected in the table above is one quarter (2016 and 2017) to one half (2015) of the total compensation for Mr. Bertcher, attributable to the Company.

GRANTS OF PLAN BASED AWARDS

None

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

None

OPTION EXERCISES AND STOCK VESTED

None

PENSION BENEFITS

None

NON-QUALIFIED DEFERRED COMPENSATION

None

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total

Gene S. Bertcher	$ —						$ —
James E. Huffstickler*	$10,500						$10,500
Dan Locklear	$10,500						$10,500
Victor L. Lund	$10,500						$10,500
Raymond D. Roberts, Sr.	$10,500						$10,500

__________________________

*       Mr. Huffstickler resigned effective October 20, 2017.

The Company pays each nonemployee director a fee of $2,500 per annum plus a meeting fee of $2,000 for each Board meeting attended. Directors who are also employees of the Company serve without additional compensation.

MANAGEMENT AND CERTAIN SECURITY HOLDERS

None

Compensation Committee Report

The Compensation Committee of the Board of Directors is comprised of at least two directors who are independent of management and the Company. Each member of the Compensation Committee must be determined to be independent by the Board under the Corporate Governance Guidelines on Director Independence adopted by the Board and under the NYSE American standards for nonemployee directors and Rule 16b-3(b)(3)(i) of the rules and regulations promulgated under the Securities Exchange Act of 1934 and the requirements for “outside directors” set forth in Treasury Regulations, Section 27(e)(3). Each member of the Committee is to be free of any relationship that in the judgment of the Board from time to time may interfere with the exercise of his or her independent judgment. Each Committee member is appointed annually subject to removal at any time by the Board and serves until his or her Committee appointment is terminated by the Board. The Compensation Committee is composed of three directors, each of whom meets the standards described above.

The purposes of the Compensation Committee are to oversee the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer (“CEO”) and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports and executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and monitor the development and implementation of succession plans for the CEO and other key executives and make recommendations to the Board with respect to such plans.

The Board of Directors determined that the primary forms of executive compensation should be the incentive system discussed above. The Company’s performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive’s performance) and each executive’s responsibilities and capabilities are key considerations. The independent directors strive to keep executive compensation competitive for comparable positions in other corporations where possible. In addition, the Compensation Committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the Company’s stockholder value. Base salaries are predicated on a number of factors, including:

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• recommendation of the CEO;

• knowledge of similarly situated executives at other companies;

• the executive’s position and responsibilities within the Company;

• the Board of Directors’ subjective evaluation of the executive’s contribution to the Company’s performance;

• the executive’s experience; and

• the term of the executive’s tenure with the Company.

The charter of the Compensation Committee was adopted on October 2, 2004, and the members of the Compensation Committee, all of whom are independent within the meaning of the listing standards of the NYSE American and the Company’s Corporate Governance Guidelines, are listed below. Since its formation, the Compensation Committee has annually reviewed its existing charter and regularly performed the tasks described above.

COMPENSATION COMMITTEE

Victor S. Lund	Raymond D. Roberts, Sr.	Dan Locklear

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is made up of nonemployee directors who have never served as officers of, or been employed by the Company. None of the Company’s executive officers serve on a board of directors of any entity that has a director or officer serving on this Committee.

Executive Officers

The only executive officer of the Company is Gene S. Bertcher, Chairman of the Board, President, Chief Executive and Financial Officer. His age, term of service and all positions and offices with the Company and other information is described above under “PROPOSAL 1 - ELECTION OF DIRECTORS.”

Certain Relationships and Related Transactions

Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.

Beginning in 2011, Pillar became the contractual advisor to the three other publically traded entities. In addition to the relationship with Mr. Bertcher, the Company conducts business with Pillar, whereby Pillar provides the Company with services, including processing payroll, acquiring insurance and other administrative matters. The Company believes that, by purchasing these services through certain large entities, it can get lower costs and better service. Pillar does not charge the Company a fee for providing theses services. Pillar is a wholly owned subsidiary of Realty Advisors, Inc.

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It is the policy of the Company that all transactions between the Company and any officer or director, or any of their affiliates, must be approved by nonmanagement members of the Board of Directors of the Company. All of the transactions described above were so approved.

OTHER MATTERS

The Board of Directors knows of no other matters that may be properly or should be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

The audited financial statements of the Company, in comparative form, for the years ended December 31, 2016 and 2017, are contained in the 2017 Annual Report to Stockholders, which was mailed to stockholders in April 2018. Such report and the financial statements contained therein are not to be considered part of this solicitation.

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF NEW CONCEPT ENERGY, INC. The cost of soliciting proxies will be born by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.

FUTURE PROPOSALS OF STOCKHOLDERS

Stockholder proposals for our Annual Meeting to be held in 2019 must be received by us by December 31, 2018, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 1603 LBJ Freeway, Suite 300, Dallas, Texas 75234.

COPIES OF NEW CONCEPT ENERGY, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE THROUGH OUR WEBSITE AT WWW.NEWCONCEPTENERGY.COM OR UPON WRITTEN REQUEST TO NEW CONCEPT ENERGY, INC., 1603 LBJ FREEWAY, SUITE 300, DALLAS, TEXAS 75234, ATTN: DIRECTOR OF INVESTOR RELATIONS.

Dated: September 4, 2018

By order of the Board of Directors,

 Gene S. Bertcher, President

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 New Concept Energy, Inc.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.newconceptenergy.com.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned acknowledges receipt of the notice of annual meeting of stockholders of New Concept Energy, Inc. (the “Company”), to be held at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234, on October 10, 2018, beginning at 10:30 AM, Dallas Time, and the proxy statement in connection therewith and appoints Gene S. Bertcher the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

The undersigned directs that the undersigned’s proxy be voted as follows:

1.	ELECTION OF DIRECTORS [ ] For all nominees (except as marked to the contrary below)

[ ] Withhold authority to vote for all nominees listed below

Nominees: Gene S. Bertcher,   Dan Locklear,   Victor L. Lund,   Raymond D. Roberts, Sr.

_____________________________________________________________________________________________________

(Instruction: To withhold authority to vote any individual nominee, write that nominee=s name on the line provided above.)

2.	RATIFICATION OF THE SELECTION OF SWALM AND ASSOCIATES AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018 AND ANY INTERIM PERIOD.

[ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3.	APPROVAL OF THE ISSUANCE OF 3,000,000 NEW SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, TO REALTY ADVISORS, INC. FOR CASH TO INCREASE STOCKHOLDERS' EQUITY.

[ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

[ ] FOR           [ ] AGAINST           [ ] ABSTAIN

This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in 1 above.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

Date: _____________________, 2018

_____________________________________

Signature of Stockholder

_____________________________________

Signature of Stockholder

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.